Exhibit 10.23
MANAGEMENT AGREEMENT


     This Management Agreement (this "Agreement"), dated as of January 1, 2002, is by and between OAO Technology Solutions, Inc., a Delaware corporation (the "Company"), and J.F. Lehman & Company, Inc., a Delaware corporation (the "Advisor").

     WHEREAS, the Company desires to retain the Advisor to provide strategic and organizational advisory services to the Company on the terms and conditions set forth herein;

     WHEREAS, the Advisor wishes to provide such services to the Company and the Company wishes to compensate the Advisor for such services on the terms and conditions set forth herein; and

     WHEREAS, at a meeting held on December 10, 2001, the Board of Directors of the Company unanimously approved the Company's entering into of this Agreement with the Advisor on substantially the terms contained herein, which approval included the unanimous approval of the members of the Independent Committee of the Board of Directors, acting pursuant to Section 2.1 of that certain Stockholders Agreement, dated as of October 22, 2001, among the Company, Terrapin Partners Subsidiary LLC, a Delaware limited liability company and an affiliate of the Advisor, and J.F. Lehman Equity Investors I, L.P., a Delaware limited partnership and an affiliate of the Advisor (the "Stockholders Agreement").

     NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the parties hereto agree as follows:

     1. Compensation.

     (a) Annual Fee. In consideration for the services to be rendered by the Advisor to the Company hereunder, the Company shall pay to the Advisor a fee (the "Annual Fee") in the amount of $375,000 per annum for each year during the period commencing on the effective date of this Agreement, which the parties agree is October 23, 2001 (the "Effective Date"), and ending on the date of the termination of this Agreement. The Annual Fee shall be payable in quarterly installments, payable in advance until the date of termination of this Agreement, on the first business day of such quarterly period.

     (b) Future Transaction Fees. Subject to the provisions of this Section 1(b) and any required approvals of the Independent Committee under the Stockholders Agreement, the Advisor shall be entitled to receive additional compensation under this Agreement for services rendered in transactions such as mergers, consolidations, sales or purchases of a significant amount of assets or capital stock, and financings involving the public or private offering of the debt or equity securities of the Company or the establishment of a new credit facility. The compensation to be payable to the Advisor for services rendered in connection with any such transaction shall be such compensation as is customary for the type of services rendered in similar transactions and as may be agreed upon by the Company and the Advisor at such time.

     (c) Reimbursements for Out-of-Pocket Expenses. In addition to the fees set forth above, the Company shall reimburse the Advisor for all reasonable out-of-pocket expenses


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incurred by the Advisor in rendering the services to the Company contemplated by paragraphs (a) and (b) above. All reimbursements for out-of-pocket expenses shall be made promptly upon or as soon as practicable, and in any event not later than 30 days, after presentation by the Advisor to the Company of a reasonably detailed statement of expenses in connection therewith.

     2. Interest. In the event that the Company shall fail to pay all or any part of the fees or out-of-pocket expenses described in Section 1 hereof within 10 days after the date when due, then the Advisor shall be entitled to interest on the unpaid amount thereof at a rate equal to 10% per annum until paid.

     3. Indemnification. The Company will indemnify and hold harmless the Advisor, its affiliates and their respective partners (both general and limited), officers, directors, employees, agents and representatives (each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, whether joint or several (the "Liabilities"), related to, arising out of or in connection with the services contemplated by this Agreement or the engagement of the Advisor pursuant to, and the performance by the Advisor of the services contemplated by, this Agreement. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto. The Company will not be liable under the foregoing indemnification provision with respect to any Indemnified Party, to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of the Advisor.

     4. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until the earliest to occur of (i) the second anniversary of this Agreement (January 1, 2004); provided, however, that this Agreement shall continue for successive two-year terms unless one party hereto notifies the other party in writing, at least one year prior to the end of the initial two-year term (on or before January 1, 2003) or such subsequent two-year term, of its desire to terminate this Agreement; and (ii) the closing of a sale to an entity which is not an "Affiliate" (as defined in Section 12b-2 of the Securities Exchange Act of 1934) of the Company or any of its existing shareholders on the date hereof of all or substantially all of the capital stock or assets of the Company. The provisions of Sections 1(c), 2, 3 and otherwise as the context so requires shall survive the termination of this Agreement.

     5. Permissible Activities. Subject to applicable law, nothing herein shall in any way preclude the Advisor, its affiliates or their respective partners (both general and limited), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.


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     6.  Consulting  Relationship.  It is understood and agreed that the Advisor shall for all purposes hereof be deemed to be an independent contractor and shall not, unless otherwise expressly authorized by the Company, have any authority to act for or represent the Company in any way, execute any transaction on behalf of the Company or otherwise be deemed an agent of the Company. No federal, state or local withholding deductions shall be withheld from the fees and other amounts payable to the Advisor pursuant to this Agreement unless otherwise required by law.

     7. Miscellaneous.

     (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party hereto from any such provision, shall be effective unless the same shall be in writing and signed by each of the parties hereto. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

If to the Advisor:                      J.F. Lehman & Company, Inc.
                                        450 Park Avenue
                                        New York, New York 10022
                                        Attention:  Mr. Donald Glickman

If to the Company:                      OAO Technology Solutions, Inc.
                                        7500 Greenway Center Drive
                                        Greenbelt, Maryland  20770
                                        Attention:  Mr. J. Jeffrey Fox

     (c) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

     (d) THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE. This Agreement shall inure to the benefit of, and be binding upon, the Advisor, the Company, and their respective successors and permitted assigns. None of the rights or obligations of the parties hereunder may be assigned by either party without the prior written consent of the other party hereto, provided that the Advisor may assign its rights and obligations hereunder to any corporation or other entity controlled by or under common control with the Advisor.

     (e) This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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     (f) The  waiver by any  party of any  breach  of this  Agreement  shall not operate as or be construed to be a waiver by such party of any subsequent breach.

     (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.


                                        OAO TECHNOLOGY SOLUTIONS, INC.



                                        By:_____________________________________
                                           Name:
                                           Title:


                                        J.F. LEHMAN & CO., INC.



                                        By:_____________________________________
                                           Donald Glickman
                                           Managing Principal


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